Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Record Fourth Quarter and Full Year 2018 Results and Releases 2019 Financial Guidance

•	For the fourth quarter of 2018, RadNet reports Total Net Revenue (“Revenue”) of $257.2 million and Adjusted EBITDA(1)of $46.2 million; Adjusted EBITDA(1)includes adjustments as a result of substantial gains and losses from changes in the organization of east coast and international operations

•	Revenue increased 9.2% and Adjusted EBITDA(1) increased 13.5% as compared with the same quarter in 2017

•	For full year 2018, RadNet reports Revenue of $975.1 million and Adjusted EBITDA(1)of $143.5 million; Revenue increased 5.7% and Adjusted EBITDA(1) increased 0.7% as compared with full year 2017

•	Net Income Attributable to RadNet, Inc. Common Stockholders(“Net Income”) for the fourth quarter was $29.1 million (or $0.59 per diluted share), compared to a Net Loss of $7.3 million (or $(0.15) per diluted share) in the fourth quarter of 2017

•	For full year 2018, Net Income was $32.2 million (or $0.66 per diluted share), compared with Net Income of $50,000 (or $0.00 per diluted share) in 2017

•	In the fourth quarter, aggregate volumes increased 8.3% and same center volumes increased 1.1% compared with last year’s fourth quarter

•	RadNet announces 2019 guidance ranges, anticipating increases in Revenue, Adjusted EBITDA(1) and Free Cash Flow

LOS ANGELES, California, March 14, 2019 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 344 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2018.

1

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2018, RadNet reported Revenue of $257.2 million, Adjusted EBITDA(1) of $46.2 million and Net Income of $29.1 million. Revenue increased $21.7 million (or 9.2%), Adjusted EBITDA(1) increased $5.5 million (or 13.5%) and Net Income increased $36.4 million over the fourth quarter of 2017.

Net Income for the fourth quarter was $0.59 per diluted share, compared to a Net Loss of $(0.15) per diluted share in the fourth quarter of 2017. These per share values are based upon a weighted average number of diluted shares outstanding of 49.3 million in the fourth quarter of 2018 and 47.9 million of diluted shares outstanding in the fourth quarter of 2017.

Affecting Net Income in the fourth quarter of 2018 were certain non-cash expenses and non-recurring items including: $39.5 million gain from the re-measurement of the Company’s equity interest in New Jersey Imaging Network upon its consolidation, $19.1 loss from changes in the organization of our east coast and international operations; $3.9 million loss on Goodwill/Trade Name impairment related to our teleradiology business; $1.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $844,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $786,000 legal settlement; $1.7 million change in fair value of stock consideration related to the acquisition of Medical Arts Radiology; $150,000 loss on the disposal of certain capital equipment; and $974,000 of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the fourth quarter of 2018, as compared with the prior year’s fourth quarter, MRI volume increased 9.6%, CT volume increased 12.0% and PET/CT volume increased 8.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.3% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2018 and 2017, MRI volume increased 2.2%, CT volume increased 2.7% and PET/CT volume decreased 7.8%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 1.1% from the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We completed significant changes in the organization of our east coast operations during the quarter that positions us well for 2019 and beyond. This included obtaining control and thereby consolidating the operations of our New Jersey Imaging Network joint venture effective October 1, 2019. We also added non-cash reserves for a doubtful receivable related to our consulting operations in Qatar and impaired the goodwill associated with our non-core teleradiology business.”

“Adjusting for these activities and despite being impacted by the California wildfires in November, our business was very strong in the fourth quarter. Our key metrics increased from last year’s fourth quarter, including Revenue, Adjusted EBITDA(1) and aggregate and same-center volumes. In particular, we grew our fourth quarter Adjusted EBITDA by over 13% and expanded our EBITDA margin by almost 70 basis points compared with last year’s fourth quarter,” added Dr. Berger.

“We continue to execute all aspects of our strategic plan. During the quarter, we operationalized our first east coast capitation contract with Emblem Health and will ramp these operations throughout 2019. We also began the integration of our first Long Island acquisition, Medical Arts Radiology,” Dr. Berger noted.

Annual Report:

For full year 2018, the Company reported Revenue of $975.1 million, Adjusted EBITDA(1) of $143.5 million and Net Income of $32.2 million. Revenue increased $53.0 million (or 5.7%) and Adjusted EBITDA(1) increased $1.0 million (or 0.7%). Net Income for 2018 was $0.66 per diluted share, compared to Net Income of $0.00 per diluted share in 2017 (based upon a weighted average number of diluted shares outstanding of 48.7 million and 47.4 million in 2018 and 2017, respectively).

2

Affecting Net Income in 2018 were certain non-cash expenses and non-recurring items including: $39.5 million gain resulting from the re-measurement of the Company’s equity interest in New Jersey Imaging Network upon its consolidation, $19.1 loss from changes in the organization of our east coast and international operations; $3.9 million loss on Goodwill/Trade Name impairment related to our teleradiology business; $7.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.9 million of severance paid in connection with headcount reductions related to cost savings initiatives; $786,000 legal settlement; $1.7 million change in fair value of stock consideration related to the acquisition of Medical Arts Radiology; $2.1 million gain on the disposal of certain capital equipment; and $3.9 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the year ended December 31, 2018, as compared to 2017, MRI volume increased 6.3%, CT volume increased 9.1% and PET/CT volume increased 11.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.1% for the twelve months of 2018 over 2017.

Dr. Berger remarked, “2018 was a very active year for RadNet, one that sets the stage for future growth and success. During 2018 and subsequent to year end, we completed several important transactions within existing core markets. In April, we completed the acquisition of five imaging centers in Fresno, California. In October, we completed our first acquisition in Long Island, New York (Medical Arts Radiology) to coincide with becoming operational with our first east coast capitation contract with Emblem Health. Subsequent to year end, we announced signing a definitive agreement to acquire Kern Radiology, an operator of five imaging centers in Bakersfield, California and established our second California-based joint venture with Dignity Health in Ventura County. The acquisitions and joint venture further our strategy of geographic concentration, which brings operating efficiencies and establishes RadNet as the largest non-hospital imaging center operator in all of the markets in which we operate. The Ventura County Dignity Health joint ventures is an example of our continued interest to partner with progressive health systems that recognize the continuing shift of medical services towards ambulatory, lower-cost settings. We now have over 25% of our facilities within joint ventures with leading health systems.”

Actual Results vs. 2018 Guidance:

The following compares the Company’s actual 2018 performance with previously announced guidance levels.

	Guidance Range	Actual Results
Total Net Revenue	$945 million - $970 million	$975.1 million
Adjusted EBITDA(1)	$140 million - $150 million	$143.8 million
Capital Expenditures (a)	$60 million - $65 million	$69.6 million
Cash Interest Expense	$33 million - $38 million	$37.0 million
Free Cash Flow Generation (b)	$45 million - $55 million	$36.9 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

3

Dr. Berger commented, “We exceeded our revenue guidance and finished the year towards the middle of our Adjusted EBITDA(1) range. Our capital expenditures exceeded our initial guidance range primarily as a result of the more than $10 million one-time investment we made related to the Emblem Health capitation contract, which became operational in October, as well as additional capital expenditures that were recorded in the fourth quarter due to the financial statement consolidation our New Jersey Imaging Network joint venture. The higher capital expenditures directly impacted our free cash flow, which otherwise would have been within our guidance range.”

2019 Fiscal Year Guidance

For its 2019 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue	$1,050 million - $1,100 million
Adjusted EBITDA(1)	$155 million - $165 million
Capital Expenditures (a)	$60 million - $65 million
Cash Interest Expense	$38 million - $43 million
Free Cash Flow Generation (b)	$45 million - $55 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger noted, “We are optimistic about 2019. First, we expect 2019 to have stable reimbursement. Medicare rates for 2019 are commensurate with 2018 reimbursement and our relationships with private payors and capitated medical groups represent potential upside in our rates. Second, we expect to benefit from the contributions of recent acquisitions and initiatives that either were part of RadNet for only a portion of 2018 or did not contribute at all during 2018. These include the acquisitions of Medical Arts Radiology and Kern Radiology (scheduled to close on April 1st), the establishment of a new joint venture with Dignity Health in Ventura, California, the recently operationalized capitation contract with Emblem Health and the consolidation, from a financial statement perspective, of New Jersey Imaging Network. Third, we were impacted by adverse weather conditions in the first quarter of 2018 which decreased our Adjusted EBITDA in 2018 by approximately $5.8 million. Thus far in 2019, adverse winter weather conditions in the northeast have been much less of a factor in our performance. Lastly, we anticipate driving organic growth from significant capital spending in 2018, which included a commitment to 3D mammography and the expansion of a number of our wholly-owned and joint venture centers.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2018 fourth quarter and year-end results.

Conference Call Details:

Date: Thursday, March 14, 2019

Time: 10:30 a.m. ET

Dial In-Number: 888-204-4368

International Dial-In Number: 323-794-2423

There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=133557 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 6441279.

4

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 344 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,900 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2019 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices and receiving third-party reimbursement for diagnostic imaging services are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

5

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,389	$51,322
Accounts receivable, net	148,919	155,518
Due from affiliates	595	2,343
Prepaid expenses and other current assets	46,288	26,168
Assets held for sale	2,499	–
Total current assets	208,690	235,351
PROPERTY AND EQUIPMENT, NET	345,729	244,301
OTHER ASSETS
Goodwill	418,093	256,776
Other intangible assets	40,593	40,422
Deferred financing costs, net of current portion	1,354	1,895
Investment in joint ventures	37,973	52,435
Deferred tax assets, net of current portion	31,506	30,852
Deposits and other	25,392	6,947
Total assets	$1,109,330	$868,979
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$181,028	$135,809
Due to affiliates	13,089	16,387
Deferred revenue related to software sales	2,398	2,606
Current portion of deferred rent	3,735	2,714
Current portion of notes payable	33,653	30,224
Current portion of obligations under capital leases	5,614	3,866
Total current liabilities	239,517	191,606
LONG-TERM LIABILITIES
Deferred rent, net of current portion	31,542	26,251
Notes payable, net of current portion	626,507	572,365
Obligations under capital lease, net of current portion	6,505	2,672
Other non-current liabilities	5,006	6,160
Total liabilities	909,077	799,054
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 48,977,485 and 47,723,915 shares issued and outstanding at December 31, 2018 and 2017, respectively	5	5
Additional paid-in-capital	242,835	212,261
Accumulated other comprehensive gain (loss)	2,259	(548)
Accumulated deficit	(117,915)	(150,158)
Total RadNet, Inc.'s stockholders' equity	127,184	61,560
Non-controlling interests	73,069	8,365
Total equity	200,253	69,925
Total liabilities and equity	$1,109,330	$868,979

6

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2018	2017	2016
NET REVENUE
Service fee revenue, net of contractual allowances and discounts		$857,178	$821,587
Provision for bad debts		(46,555)	(45,387)
Net service fee revenue	$868,741	810,623	776,200
Revenue under capitation arrangements	106,405	111,563	108,335
Total net revenue	975,146	922,186	884,535
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	867,547	802,380	775,801
Depreciation and amortization	72,899	66,796	66,610
Gain on sale and disposal of equipment	(2,054)	1,142	767
Loss on IOC reporting unit goodwill and trade name impairment	3,937	–	–
Severance costs	1,931	1,821	2,877
Total operating expenses	944,260	872,139	846,055
INCOME FROM OPERATIONS	30,886	50,047	38,480
OTHER INCOME AND EXPENSES
Interest expense	43,456	40,623	43,455
Meaningful use incentive	–	–	(2,808)
Equity in earnings of joint ventures	(11,377)	(13,554)	(9,767)
Gain on remeasurement of interest in NJIN upon consolidation	(39,539)	–	–
Gain on sale of imaging centers and medical practice	–	(3,146)	–
Gain on return of common stock	–	–	(5,032)
Other (income) expenses	(181)	(258)	196
Total other (income) expenses	(7,641)	23,665	26,044
INCOME BEFORE INCOME TAXES	38,527	26,382	12,436
Provision for income taxes	(394)	(24,310)	(4,432)
NET INCOME	38,133	2,072	8,004
Net income attributable to noncontrolling interests	5,890	2,022	774
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$32,243	$50	$7,230

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.67	$0.00	$0.16

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.66	$0.00	$0.15

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	48,114,275	46,880,775	46,244,188
Diluted	48,678,999	47,401,921	46,655,032

7

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$38,133	$2,075	$8,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,899	66,796	66,610
Provision for bad debts	–	46,555	45,387
Gain on return from common stock	–	–	(5,032)
Equity in earnings of joint ventures	(11,377)	(13,554)	(9,767)
Distributions from joint ventures	24,846	8,690	2,926
Amortization and write off of deferred financing costs and loan discount	3,898	3,483	5,045
(Gain) Loss on sale and disposal of equipment	(2,054)	1,142	767
Gain on sale of imaging centers	–	(3,146)	–
Gain on remeasurement of interest in NJIN upon consolidation	(39,539)	–	–
Loss on goodwill and trade impairment	3,937	–	–
Stock-based compensation	7,662	6,787	5,826
Non cash severance	–	1,047	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	2,145	(37,164)	(47,055)
Other current assets	(9,248)	1,461	11,038
Other assets	(1,687)	(801)	1,267
Deferred taxes	(6,935)	19,504	3,446
Deferred rent	6,312	2,135	(1,668)
Deferred revenue	(208)	1,034	(82)
Accounts payable, accrued expenses and other	27,970	36,181	4,929
Net cash provided by operating activities	116,754	142,225	91,641

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(73,192)	(27,612)	(6,641)
Investment at cost	(2,200)	(500)	–
Purchase of property and equipment	(72,180)	(61,336)	(59,251)
Proceeds from sale of equipment	2,575	852	481
Cash contribution from partner in JV formation	–	1,473	994
Equity contributions in existing and purchase of interest in joint ventures	(2,000)	(1,118)	(1,374)
Net cash used in investing activities	(146,749)	(79,320)	(65,490)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(6,072)	(6,836)	(11,880)
Proceeds from borrowings	–	170,000	476,504
Payments on senior notes	(33,830)	(196,666)	(469,086)
Deferred financing costs and debt discount	–	(5,062)	(945)
Distributions paid to noncontrolling interests	(1,427)	(1,528)	(492)
Proceeds from sale of noncontrolling interest, net of taxes	–	7,720	992
Contributions from noncontrolling partners	2,640	125	–
Proceeds from revolving credit facility	204,300	202,800	435,900
Payments on revolving credit facility	(176,300)	(202,800)	(435,900)
Purchase of non-controlling interests	(200)	–	(1,153)
Proceeds from issuance of common stock upon exercise of options	20	–	150
Net cash used in financing activities	(10,869)	(32,247)	(5,910)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(69)	26	(49)
NET INCREASE IN CASH AND CASH EQUIVALENTS	(40,933)	30,684	20,192
CASH AND CASH EQUIVALENTS, beginning of period	51,322	20,638	446
CASH AND CASH EQUIVALENTS, end of period	$10,389	$51,322	$20,638

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$37,016	$34,197	$37,487
Cash paid during the period for income taxes	$5,058	$4,939	$2,798

8

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2018	2017
NET REVENUE
Service fee revenue, net of contractual allowances and discounts		$219,059
Provision for bad debts		(11,368)
Net service fee revenue	$227,605	207,691
Revenue under capitation arrangements	29,606	27,861
Total net revenue	257,211	235,552
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	233,347	200,206
Depreciation and amortization	19,477	16,477
Loss on sale and disposal of equipment	150	314
Loss on IOC reporting unit goodwill and trade name impairment	3,937	–
Severance costs	844	255
Total operating expenses	257,755	217,252
INCOME FROM OPERATIONS	(544)	18,300

OTHER INCOME AND EXPENSES
Interest expense	12,113	9,911
Equity in earnings of joint ventures	(1,830)	(5,182)
Gain on remeasurement of interest in NJIN upon consolidation	(39,539)	–
Other (income) expenses	(194)	(22)
Total other expenses	(29,450)	4,707
INCOME BEFORE INCOME TAXES	28,906	13,593
Benefit from (provision for) income taxes	2,441	(20,133)
NET INCOME (LOSS)	31,347	(6,540)
Net income attributable to noncontrolling interests	2,211	736
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$29,136	$(7,276)
BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.60	$(0.15)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.59	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	48,632,531	47,237,431
Diluted	49,259,156	47,885,681

9

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2018	2017
Net Income (Loss) Attributable to RadNet, Inc. Common Stockholders	$29,136	$(7,273)
Plus Provision for Income Taxes	(2,441)	20,133
Plus Other (Income)	(194)	(22)
Plus Interest Expense	12,113	9,911
Plus Severance Costs	844	255
Plus Loss on Disposal of Equipment	150	314
Plus Depreciation and Amortization	19,477	16,477
Plus Non Cash Employee Stock Compensation	1,105	944
Plus Legal Settlement	786	–
Plus (Gain) on Re-measurement of Equity Interests in NJIN Upon Consolidation	(39,539)	–
Plus Loss on Goodwill/Trade Name Impairment	3,937	–
Plus Changes in the Organization of East Coast and International Operations	19,101	–
Plus Revaluation of Stock Consideration Related to the Acquisition of Medical Arts	1,749	–
Adjusted EBITDA(1)	$46,224	$40,739

	Fiscal Year Ended
	December 31,
	2018	2017
Net Income Attributable to RadNet, Inc. Common Stockholders	$32,243	$53
Plus Provision for Income Taxes	394	24,310
Plus Other (Income)	(181)	(8)
Plus (Gain) on Sale of Imaging Centers	–	(3,146)
Plus Interest Expense	43,456	40,623
Plus Severance Costs	1,931	1,821
Plus Loss (Gain) on Disposal of Equipment	(2,054)	1,142
Plus Legal Settlement	786
Plus (Gain) on Re-measurement of Equity Interests in NJIN Upon Consolidation	(39,539)	–
Plus Loss on Goodwill/Trade Name Impairment	3,937	–
Plus Transaction Costs - EmblemHealth/ACP	681	–
Plus Changes in the Organization of East Coast and International Operations	19,101	–
Plus Revaluation of Stock Consideration Related to the Acquisition of Medical Arts	1,749	–
Plus Expenses of Divested/Closed Operations	–	3,186
Plus Refinancing Fees	–	235
Plus Reimbursable Legal Expenses	–	723
Plus Gain on Sale of Equipment Attributable to Noncontrolling Interest	440	–
Plus Depreciation and Amortization	72,899	66,796
Plus Non Cash Employee Stock Compensation	7,662	6,786
Adjusted EBITDA(1)	$143,505	$142,521

10

PAYOR CLASS BREAKDOWN**

Fourth Quarter
2018

Commercial Insurance	59.3%
Medicare	20.2%
Capitation	11.5%
Workers Compensation/Personal Injury	2.5%
Medicaid	3.3%
Other	3.2%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year	Full Year
	2018	2018	2017	2016	2015

MRI	35.0%	35.2%	34.9%	34.7%	35.3%
CT	16.4%	16.5%	16.2%	15.8%	15.7%
PET/CT	5.5%	5.7%	5.2%	5.0%	5.1%
X-ray	7.9%	8.4%	8.9%	9.3%	9.6%
Ultrasound	12.4%	12.2%	12.1%	12.3%	11.5%
Mammography	16.7%	15.8%	16.3%	16.5%	16.4%
Nuclear Medicine	1.1%	1.1%	1.1%	1.2%	1.3%
Other	5.1%	5.1%	5.2%	5.2%	5.1%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

11

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.